Exhibit 10.1
NON-QUALIFIED STOCK OPTION AGREEMENT
pursuant to the
CLEARWIRE CORPORATION
2007 STOCK COMPENSATION PLAN
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Optionee:

Grant Date:

Vesting Date:

Per Share Exercise Price:

Number of Option Shares subject to this Option: ___ shares of Class A common stock, par value $0.0001 per share
* * * * *
          THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Clearwire Corporation., a company organized in the State of Delaware (the “Company”), and the Optionee specified above (the “Optionee”), pursuant to the Clearwire Corporation 2007 Stock Compensation Plan, as in effect and as amended from time to time (the “Plan”); and
          WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the non-qualified stock option provided for herein to the Optionee;
          NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
     1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the grant of the option hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. The Optionee hereby acknowledges receipt of a true copy of the Plan and that the Optionee has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
     2. Grant of Option. The Company hereby grants to the Optionee, as of the Grant Date specified above, a non-qualified stock option (this “Stock Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of Option Shares specified above (the “Option Shares”).
     3. No Dividend Equivalents. The Optionee shall not be entitled to receive a cash payment in respect of the Option Shares underlying this Stock Option on any dividend payment date for the Shares.
     4. Exercisability of this Stock Option.
          4.1 This Stock Option shall become exercisable as to 25% of the Option Shares, on each of the first four anniversaries of the Vesting Date, provided the Optionee is then employed by or performing services for the Company and/or one of its Subsidiaries or Affiliates.
          4.2 Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, this Stock Option shall expire and shall no longer be exercisable after the expiration of seven (7) years from the Grant Date (the “Option Period”).
          4.3 The Committee may, in its sole discretion, accelerate the exercisability of any portion of the unexercisable portion of this Stock Option at any time, including, but not limited to, upon a Participant’s death or Disability (as defined in Sections 4.4 and 4.5 below). In no event shall this Stock Option be exercisable for a fractional Share.
          4.4 For purposes of this Agreement, “Disability,” if the Participant is a party to an employment agreement, shall have the same meaning as in such employment agreement, otherwise, “Disability” means disability as determined by the Committee in accordance with the standards and procedures similar to those under the Company’s or the relevant Affiliate’s long-term disability plan, if any. Subject to the first sentence of this Section 4.4, at any time that the Company or the relevant Affiliate does not maintain a long-term disability plan, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a doctor selected in good faith by the Company or the relevant Affiliate.
     5. Method of Exercise and Payment. This Stock Option shall be exercised by the Optionee by delivering to the Chief Financial Officer of the Company or his/her designated agent on any business day a written notice, in such manner and form as may be required by the Company, specifying the number of Option Shares the Optionee then desires to acquire (the “Exercise Notice”). The Exercise Notice shall be accompanied by payment of the aggregate Per Share Exercise Price specified above for such number of the Option Shares to be acquired upon such exercise plus an amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment shall be made in the manner set forth in Section 5.6 of the Plan.
     6. Termination of Service Relationship.

          6.1 If the Optionee’s Service Relationship with the Company and its Subsidiaries terminates for any reason, any then unexercisable portion of this Stock Option shall be forfeited by the Optionee and cancelled by the Company.
          6.2 If the Optionee’s Service Relationship with the Company and its Subsidiaries terminates for any reason other than due to the Optionee’s death or Disability, the Optionee’s rights, if any, to exercise any then exercisable portion of this Stock Option shall terminate ninety (90) days after the date of such termination, but not beyond the expiration of the Option Period, and thereafter this Stock Option shall be forfeited by the Optionee and cancelled by the Company.
          6.3 If the Optionee’s Service Relationship with the Company and its Subsidiaries is terminated due to the Optionee’s death, Disability, the Optionee (or, in the case of the Optionee’s death, the Optionee’s estate, designated beneficiary or other legal representative, as the case may be, as determined by the Committee) shall have the right, to the extent exercisable immediately prior to any such termination, to exercise this Stock Option at any time within the one (1) year period following such termination, but not beyond the expiration of the Option Period, and thereafter this Stock Option shall be forfeited by the Optionee and cancelled by the Company.
          6.4 The Committee may, in its sole discretion, determine that all or any portion of this Stock Option, to the extent exercisable immediately prior to the termination of the Optionee’s Service Relationship with the Company and/or one of its Subsidiaries for any reason, may remain exercisable for an additional specified time period after the relevant period specified above in this Section 6 expires (subject to any other applicable terms and provisions of the Plan and this Agreement), but not beyond the expiration of the Option Period.
          6.5 If the Affiliate of the Company engaging the Optionee ceases to be an Affiliate of the Company, that event shall be deemed to constitute a termination of the Optionee’s Service Relationship described in Section 6.2 above (in connection with such termination of employment, the provisions in Section 6.1 would also be applicable).
     7. Non-transferability.
          7.1 Except as provided in Section 7.2 below, this Stock Option, and any rights or interests therein, (i) shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way at any time by the Optionee (or any beneficiary(ies) of the Optionee), other than by testamentary disposition by the Optionee or by the laws of descent and distribution, (ii) shall not be pledged, encumbered or otherwise hypothecated in any way at any time by the Optionee (or any beneficiary(ies) of the Optionee) and (iii) shall not be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, pledge, transfer, assign, encumber or otherwise dispose of or hypothecate this Stock Option, or the levy of any execution, attachment or similar legal process upon this Stock Option, contrary to the terms of this Agreement and/or the Plan, shall be null and void and without legal force or effect.
          7.2 During the Optionee’s lifetime, the Optionee may, with the consent of the Committee, transfer without consideration all or any portion of this Stock Option to one or more members of his or her Immediate Family, to a trust established for the exclusive benefit of one or more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate Family, or to a limited liability company in which all the members are members of his or her Immediate Family. For purposes of this Agreement, “Immediate Family” means the Optionee’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws, and all such relationships arising because of legal adoption; provided, however, that any such Immediate Family, or any such trust, partnership and limited liability company, shall agree to be and shall be bound by the terms and provisions of this Agreement and the Plan.
     8. Entire Agreement; Amendment. This Agreement, together with the Plan contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan; provided, however, that no such modification or amendment shall materially adversely affect the rights of the Optionee under this Stock Option without the consent of the Optionee. This Agreement may also be modified or amended by a writing signed by both the Company and the Optionee. The Company shall give written notice to the Optionee of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
     9. Notices. Any Exercise Notice or other notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:
     (i) If such notice is to the Company, to the attention of General Counsel or at such other address as the Company, by notice to the Optionee, shall designate in writing from time to time.
     (ii) If such notice is to the Optionee, at his or her address as shown on the Company’s records, or at such other address as the Optionee, by notice to the Company, shall designate in writing from time to time.
     10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.
     11. Compliance with Laws. The issuance of this Stock Option (and the Option Shares upon exercise of this Stock Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and the respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this Stock Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

     12. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Optionee shall not assign (except as provided by Section 7 hereof) any part of this Agreement without the prior express written consent of the Company.
     13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
     14. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
     15. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
     16. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Optionee has hereunto set his hand, all as of the Grant Date specified above.

CLEARWIRE CORPORATION

By:
Benjamin G. Wolff
Chief Executive Officer

Optionee

Printed Name

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